Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of February 29, 2008 (this “Agreement”), is made by MULTI-COLOR AUSTRALIA ACQUISITION PTY LIMITED (ACN 129 275 181), an Australian company limited by shares and registered in Victoria (the “Grantor”), in favor of WESTPAC BANKING CORPORATION (ABN 33 007 457 141), as Australian Administrative Agent (“Grantee”), for the benefit of itself and the Australian Sub-facility Lenders.

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of February 29, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Multi-Color Corporation, an Ohio corporation, Collotype International Holdings Pty Limited, an Australian company limited by shares and registered in South Australia, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, U.S. L/C Issuer and Swing Line Lender, Westpac Banking Corporation, as Australian Administrative Agent and Australian L/C Issuer, and BMO Capital Markets Financing, Inc. and KeyBank National Association as Co-Documentation Agents.

B. Grantor will derive substantial benefit from the Credit Agreement.

C. Grantor owns 100% of the membership interests of Multi-Color Australia, LLC, a Delaware limited liability company (“Multi-Color Australia”).

D. It is a condition precedent to the making of loans and other financial accommodations under the Credit Agreement that Grantor shall have executed and delivered this Agreement and hereby grant the security interest contemplated by this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, Grantor hereby agrees with Grantee as follows:

1. Grant of Security. Grantor hereby assigns and pledges to Grantee, and hereby grants to Grantee a security interest in, all of the right, title and interest of Grantor in and to the following, whether now owned or hereafter acquired (the “Collateral”);

(A) One hundred percent (100%) of the membership interests of Multi-Color Australia (the “Pledged Interests”), as more fully described in Schedule I, owned by Grantor and the certificates, if any, representing the Pledged Interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and

(B) All proceeds of any and all of the foregoing Collateral described in clause (A) of this Section 1 and any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and, to the extent not otherwise included, all payments under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral (the “Proceeds”).

2. Security for Obligations. This Agreement and the Collateral hereunder secures the payment of (i) all obligations of the Grantor and each Loan Party incorporated under the Laws of Australia and any other Loan Party which is a Foreign Subsidiary now or hereafter existing under the Credit Agreement and the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and (ii) all obligations of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor and such Loan Parties being referred to herein as the “Obligations”).

3. Representations and Warranties. Grantor represents and warrants as follows:

(A) The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable. The Pledged Interests (i) constitute one hundred percent (100%) of the issued and outstanding shares of Multi-Color Australia and (ii) there are no warrants, options or other rights to acquire any of the capital stock of Multi-Color Australia.

(B) Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option, charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Grantee relating to this Agreement.

(C) The pledge and delivery of the Pledged Interests pursuant to this Agreement create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

(D) No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor or (ii) for the perfection of or the exercise by Grantee of its rights and remedies hereunder or for the exercise by Grantee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except any filing in connection with judicial proceedings to enforce such rights and remedies and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

4. Further Assurances. Grantor hereby agrees that:

(A) From time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action that Grantee may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable Grantee to exercise and enforce its right and remedies hereunder with respect to any Collateral.

(B) Grantor will furnish to Grantee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Grantee may reasonably request.

5. Voting Rights; Dividends; Etc. with Respect to Pledged Interests. (A)(i) So long as no Event of Default shall have occurred, Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof owned by Grantor for any purpose not inconsistent with the terms of this Agreement and shall be entitled to receive all dividends and other distributions with respect thereto; provided, however, that Grantor shall not exercise or refrain from exercising any such right if, in the judgment of Grantee, such action or inaction would have a material adverse effect on the value of the Pledged Interests.

(ii) Grantee shall execute and deliver (or cause to be executed and delivered) to Grantor all such proxies and other instruments as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(B) Upon the occurrence and during the continuance of an Event of Default, all rights of Grantor to receive dividends or disbursements or to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5(A)(i) shall cease, and all such rights shall thereupon become vested in Grantee, who shall thereupon have the sole right to exercise such voting and other consensual rights.

6. Grantor’s Covenants.

(A) Transfers and Other Liens. Grantor shall not:

(i)	Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

(ii)	Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any person or entity, except for the security interest created by this Agreement and any security interest in favor of Grantee under the Credit Agreement or the Loan Documents.

(B) No Redemptions. Grantor shall not cause or permit any partial or complete redemptions of any shares in Multi-Color Australia without the prior written consent of Grantee.

(C) Preservation of Existence of Multi-Color Australia. Grantor shall preserve the existence of Multi-Color Australia as a Delaware limited liability company and shall not change the state of its organization.

7. Appointment as Attorney-in-Fact. (A) Effective upon and during the continuance of an Event of Default under the Credit Agreement or in breach of this Agreement, Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in its own name, from time to time, in Grantee’s discretion, for the purpose of carrying out the terms of this Agreement and any related documents to the extent permitted by applicable law, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and any related documents, and, without limiting the generality of the foregoing, hereby gives Grantee, subject to the other terms of this Agreement, the power and right, on behalf of Grantor without notice to or assent by Grantor to do the following:

(i) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral which are not permitted by the terms hereof;

(ii) to receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; and

(iii) during the continuance of an Event of Default, (a) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction and to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (b) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (c) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Grantee may deem appropriate; (d) except to the extent prohibited by law, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Grantee were the absolute owner thereof for all purposes; and (e) to do, at Grantee’s option and Grantor’s expense, at any time, or from time to time, all acts and things which Grantee reasonably deems necessary to protect, preserve or realize upon the Collateral and Grantee’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance herewith. This power of attorney is a power coupled with an interest and shall be irrevocable.

(B) Grantor also authorizes Grantee at any time and from time to time to execute, in connection with any sale provided for in Section 10 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

8. Grantee May Perform. If Grantor fails to perform any agreement contained herein within a reasonable time after notice of such failure has been provided by Grantee, Grantee may perform, or cause performance of, such agreement, and the expenses of Grantee incurred in connection therewith shall be payable by Grantor.

9. Duties of Grantee. The powers conferred on Grantee hereunder are solely to protect Grantee’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except to the extent required by the Uniform Commercial Code (the “Code”), Grantee shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

10. Remedies. If any Event of Default shall have occurred and be continuing:

(A) Grantee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and also may (i) exercise any and all rights and remedies of Grantor in respect of the Collateral, (ii) manage and control the Collateral and do any acts which it deems necessary or desirable to preserve the value or marketability of the Collateral, or any part thereof or interest therein, and (iii) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Grantee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Grantee may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

(B) Grantor recognizes and acknowledges that Grantee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that Grantee has no obligation to delay sale of any such Collateral for the period of time necessary to permit Grantor, even if Grantor would agree, to register such collateral for public sale under such applicable securities laws. Grantor agrees that private sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by that fact alone.

(C) Promptly upon receipt of written notice thereof from Grantee, all payments received by Grantor under or in connection with any Collateral shall be received in trust for the benefit of Grantee, shall be segregated from other funds of Grantor and shall be forthwith paid over to Grantee in the same form as so received (with any necessary endorsement).

(D) All payments made under or in connection with any collateral and all cash proceeds received by Grantee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with the applicable terms of the Credit Agreement. Any surplus of such cash or cash proceeds held by Grantee and remaining after payment in full of all the Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

11. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and executed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12. Notices. Any notice or notification required, permitted or contemplated hereunder shall be governed by the notice provisions of the Credit Agreement.

13. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (A) remain in full force and effect until payment in full of all of the Obligations, (B) be binding upon Grantor, its successors and assigns and (C) inure, together with the rights and remedies of Grantee hereunder, to Grantee and its successors, transferees and assigns. Upon the payment in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Grantee will, at Grantor’s expense, promptly return to Grantor any certificates representing any of the collateral and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

14. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

15. Limitation of Liability. Despite any provision to the contrary in this Agreement or any other Loan Document, the obligations of the Grantor will be limited to the extent necessary to ensure that the Grantor does not contravene Part 2J.3 of the Corporations Act 2001 (Cth).

16. Prospective Liability.

(A) Subject to paragraph (D), below, for the purpose of the Corporations Act 2001 the maximum prospective liability (as defined in the Corporations Act 2001) secured by this Agreement is A$125,000,000 or its equivalent but this clause does not limit the amount of actual liability at any time secured by or recoverable under this Agreement.

(B) In addition to that prospective liability, this Agreement also secures a prospective liability (as defined in the Corporations Act 2001) of an unspecified amount, being all other money which may become due or owing or payable to the Grantee or any Australian Sub-facility Lender under this Agreement and, except for the purposes of s282(3) of the Corporations Act 2001, this Agreement is not in any way limited to the amount in paragraph (a).

(C) The nature of that prospective liability is advances, interest, fees, costs, indemnities and other amounts included in the definition of Obligations.

(D) From time to time, the Grantee may lodge a notice under s268(2) of the Corporations Act 2001 on behalf of the Grantor specifying an increase in the maximum prospective liability secured by this Agreement. From the date of lodgement the sum specified in paragraph (A) will be taken to be varied to the sum specified in the notice.

17. Appointment of Process Agent.

(A) Grantor irrevocably:

(i) nominates Multi-Color Australia as its agent to receive service of process or other documents with respect to any legal action or proceedings relating to this Agreement or any transaction contemplated in this Agreement; and

(ii) agrees that service on that agent or any other person appointed under paragraph (B), below, will be sufficient service on it.

Multi-Color Australia irrevocably and unconditionally accepts that appointment.

(B) Grantor shall ensure that Multi-Color Australia remains authorized to accept service on its behalf. If Multi-Color Australia ceases to have an office in the United States, Grantor shall ensure that there is another person in the United States acceptable to Grantee to receive process on its behalf. Grantor shall promptly notify Grantee of the appointment of such other person.

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IN WITNESS WHEREOF, Grantor and Grantee have caused this Pledge and Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as to the date first above written.

“GRANTOR”

MULTI-COLOR AUSTRALIA ACQUISITION PTY LIMITED

By:	/s/ Mary T. Fetch
Name:	Mary T. Fetch
Title:	Director

By:	/s/ Dawn H. Bertsche
Name:	Dawn H. Bertsche
Title:	Director

“GRANTEE”

WESTPAC BANKING CORPORATION, as Australian Administrative Agent

By:	/s/ Matthew Steinert
Name:	Matthew Steinert
Title:	Attorney

IN WITNESS WHEREOF, Multi-Color Australia, LLC has caused this Pledge and Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as to the date first above written solely with respect to its appointment as process agent pursuant to Section 17 and for no other reason.

MULTI-COLOR AUSTRALIA, LLC

By:	/s/ James H. Reynolds
Name:	James H. Reynolds
Title:	Vice President, Corporate Controller

SCHEDULE I

To

Pledge and Security Agreement

Pledged Interests

Entity	Percentage Ownership	Certificate No.
Multi-Color Australia, LLC	100%	1